UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 18, 2026

BJ’S WHOLESALE CLUB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38559	45-2936287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive,
Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

(774) 512-7400
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	BJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by BJ’s Wholesale Club Holdings, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on June 18, 2026 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2026 Annual Meeting of Shareholders held on June 18, 2026 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision regarding whether non-binding shareholder advisory votes on the compensation of our named executive officers (the “Say-on-Pay Vote”) should be held every one, two, or three years (the “Say-on-Frequency Proposal”). No other changes have been made to the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, in an advisory vote held at the Annual Meeting on the Say-on-Frequency Proposal, the Company’s shareholders expressed their preference for a Say-on-Pay Vote to be conducted every year. In light of these results, and consistent with the Company’s Board of Directors’ (the “Board”) recommendation in the Company’s proxy statement for the Annual Meeting, the Company determined that it will hold future Say-on-Pay Votes on an annual basis until the next Say-on-Frequency Proposal vote (which will be held no later than the Company’s 2032 annual meeting of shareholders) or until the Board otherwise determines a different frequency of Say-on-Pay Votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2026

BJ’S WHOLESALE CLUB HOLDINGS, INC.

By:	/s/ Graham N. Luce
Name:	Graham N. Luce
Title:	Executive Vice President, Secretary